UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2012

Douglas Emmett, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33106	20-3073047
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

808 Wilshire Boulevard, Suite 200 Santa Monica, California		90401
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with the commencement of a “continuous equity offering” under which Douglas Emmett, Inc. (the “Company”) may sell up to an aggregate of $300 million of its common stock (the “Shares”) from time to time in “at the market” offerings (the “Offering”), on September 13, 2012, the Company filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

The Offering will occur pursuant to an equity distribution agreement (the “Agreement”) entered into by the Company with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Jefferies & Company, Inc., as agents for the offer and sale of the Shares (individually, a “Sales Agent” and together, the “Sales Agents”). The Agreement has a term of up to three years and provides that the Company may offer and sell from time to time pursuant to the Agreement up to $300 million of its common stock during such term through the Sales Agents. The Agreement provides that each Sales Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price per share for any of the Shares sold under the Agreement.

Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker or through an electronic communications network. The Company or any of the Sales Agents may at any time suspend the offering or terminate the Agreement pursuant to the terms of the Agreement.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-183879) filed on September 13, 2012 with the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Equity Distribution Agreement, dated September 13, 2012, by and among Douglas Emmett, Inc., Douglas Emmett Management, Inc., Douglas Emmett Properties, LP, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies & Company, Inc.

5.1	Opinion of Venable LLP regarding the legality of the shares offered

23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Douglas Emmett, Inc.

Dated: September 14, 2012	By:	/s/ THEODORE E. GUTH
Theodore E. Guth
Chief Financial Officer and Secretary